UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite 2000
Reston, VA 20190
(Address of principal executive offices, including zip code)

(571) 730-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 27, 2015, Lightbridge Corporation (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b) requires listed companies to maintain stockholders’ equity of at least $2,500,000, or to satisfy an alternative compliance standard of either (i) a market value of listed securities of at least $35,000,000 or (ii) net income from continuing operations of $500,000 in the last completed fiscal year or in two of the last three fiscal years. On January 15, 2016, Nasdaq granted the Company a 180-day extension to May 25, 2016 to evidence compliance with Nasdaq Listing Rule 5550(b). On December 11, 2015, the Staff also notified the Company that its common stock did not maintain a minimum closing bid price of at least $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2), and the Company had until June 8, 2016 to regain compliance with the minimum closing bid price requirement for continued listing.

On May 27, 2016, the Company received a delisting determination letter from the Staff based on the Company’s continuing non-compliance with Nasdaq Listing Rule 5550(b). The Company has appealed the Staff determination by requesting a hearing before a Nasdaq hearing panel to seek continued listing. While the appeal is pending, the Company’s common stock will not be delisted. Delisting from the Nasdaq Capital Market could adversely affect the Company’s ability to raise additional financing through the public or private sale of equity securities, significantly affect the ability of investors to trade its common stock and negatively affect the value and liquidity of its common stock. The Company could also face other adverse consequences if its common stock were delisted including, among others:

  a limited availability of market quotations for its common stock;

  a determination that the Company’s common stock is a “penny stock” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Company’s securities;

  a limited amount of news and little or no analyst coverage for the Company; and

  a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3) or obtain additional financing in the future.

Cautionary Note Regarding Forward Looking Statements: This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the consequences of the delisting of the Company’s common stock from the Nasdaq Capital Market and the delay in delisting following the Company’s appeal. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s SEC filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2016

LIGHTBRIDGE CORPORATION

By:	/s/ Seth Grae
Name:	Seth Grae
Title:	President and Chief Executive Officer